EMPLOYMENT AGREEMENT

                                   BETWEEN

                             DAVID W. BECKWERMERT

                                     AND

                           NEUTRINO RESOURCES INC.

                                  MADE AS OF

                                 JULY 1, 1998
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                               TABLE OF CONTENTS


      ARTICLE 1
            EMPLOYMENT.......................................................1
      1.1         Employment.................................................1
      1.2         Term of Employment.........................................2
      1.3         Place of Employment........................................2
      ARTICLE 2
            REMUNERATION.....................................................2
      2.1         Salary.....................................................2
      2.2         Benefits...................................................2
      2.3         Vacation...................................................2
      2.4         Expenses...................................................2
      2.5         Stock Option Grant.........................................3
      ARTICLE 3
            EMPLOYEE BENEFIT PLAN............................................3
      3.1         Contribution...............................................3
      3.2         Custodian..................................................3
      3.3         Entitlement................................................3
      3.4         Termination................................................3
      3.5         Change of Control..........................................4
      ARTICLE 4
            EMPLOYEE'S COVENANTS.............................................4
      4.1         Service....................................................4
      4.2         Duties and Responsibilities................................4
      4.3         Rules and Regulations......................................4
      4.4         Non-Disclosure.............................................4
      4.5         Inventions and Patents.....................................4
      ARTICLE 5
            TERMINATION OF EMPLOYMENT........................................5
      5.1         Termination by Employer for Cause..........................5
      5.2         Termination by Employee on Notice..........................5
      5.3         Termination by Employer on Notice..........................5
      5.4         Fair and Reasonable........................................5
      5.5         Return of Property.........................................5
      5.6         Non-Solicitation of Employees..............................6
      5.7         Provisions Which Operate Following Termination.............6
      5.8         Definition in "Change in Control"..........................6
      ARTICLE 6
            RENEWAL OF AGREEMENT.............................................7
      6.1         Automatic Renewal..........................................7
      6.2         Non-Renewal................................................7
      ARTICLE 7
            GENERAL..........................................................7
      7.1         Sections and Headings......................................7
      7.2         Number.....................................................7
      7.3         Schedules..................................................7
      7.4         Benefit of Agreement.......................................7
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                                      ii

      7.5         Entire Agreement...........................................8
      7.6         Amendments and Waivers.....................................8
      7.7         Severability...............................................8
      7.8         Notices....................................................8
      7.9         Governing Law..............................................9
      7.10        Attornment.................................................9
      7.11        Copy of Agreement..........................................9

                             EMPLOYMENT AGREEMENT


            THIS AGREEMENT made as of July 1, 1998


BETWEEN:


            DAVID W. BECKWERMERT, of the City of Calgary in the Province of Alberta (hereinafter referred to as the "Employee"),

                                                             OF THE FIRST PART

                                    - and -

            NEUTRINO RESOURCES INC., a corporation incorporated under the laws of Alberta (hereinafter referred to as the "Employer"),

                                                            OF THE SECOND PART


            WHEREAS the Employee has held the position of Executive Vice President with the Employer under the terms of a prior employment agreement with the Employee made as of December 1, 1997 (the "Prior Agreement");

            AND WHEREAS the Employer has been subject to a Change of Control, as defined in the Prior Agreement, as a result of a successful offer for the Employer's shares by Southern Mineral Corporation ("SMC"), or a wholly-owned subsidiary of SMC;

            AND WHEREAS the said Change of Control has triggered certain rights and obligations for the Employer and the Employee, if the Employee elects to terminate his employment under the Prior Agreement;

            AND WHEREAS the Employer and the Employee wish to continue to the employment relationship on the terms and conditions set out in this agreement (the "Agreement").

            NOW THEREFORE in consideration of the covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE 1
                                  EMPLOYMENT

1.1         EMPLOYMENT

            The Employee agrees to continue employment with the Employer and the Employee specifically waives any rights that have accrued or may accrue to the Employee under the Prior Agreement, and subject to the terms and conditions herein contained, the Employee shall be employed by the Employer as President and Chief Operating Officer, reporting to the Board of

Directors, and shall perform such duties and exercise such powers related thereto as may from time to time be assigned to him by the Employer. The Employee shall sit as a member of the Board of Directors of the Employer, and of SMC, until the next Annual General Meeting of each respective organization.

1.2         TERM OF EMPLOYMENT

            The employment of the Employee hereunder shall commence on July 1, 1998 and shall be for a period of 1 year to terminate on June 30, 1999, subject to any renewal of this Agreement pursuant to Section 6.1 and subject to earlier termination of this Agreement pursuant to Article 5.

1.3         PLACE OF EMPLOYMENT

            The Employee shall perform his work and services for the Employer or for such other person as may be authorized by the Employer from time to time in Calgary, Alberta and the Employee shall reside within a reasonable daily commuting distance of such place of employment provided that the Employee shall also perform his work and services in such other places within Canada as the Employer may require from time to time.

                                   ARTICLE 2
                                 REMUNERATION

2.1         SALARY

            The Employer shall pay the Employee during the term of this Agreement a gross annual salary of $160,000.00 (Cdn.) payable monthly in arrears (the "Base Salary"). Such Base Salary shall be reviewed by the parties prior to any renewal of this Agreement and any changes in such Base Salary shall be as agreed upon in writing between the parties.

2.2         BENEFITS

            The Employee will be entitled to participate in all of the Employer's insurance and perquisite plans generally available to its employees from time to time in accordance with the terms thereof. The Employee will also be entitled to participate in the Employee Benefit Plan described in Article 3 hereof.

2.3         VACATION

            During the term of this Agreement the Employee shall be entitled to four weeks vacation per annum. Such vacation shall be taken at a time or times acceptable to the Employer having regard to its operations.

2.4         EXPENSES

            The Employee shall be reimbursed for all authorized travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder. For all such expenses the Employee shall furnish to the Employer statements and vouchers as and when required by the Employer.

2.5         STOCK OPTION GRANT

            The Employee shall be entitled to a grant, on or shortly following the signing of this Agreement, to 200,000 options to purchase common shares in the capital stock of Southern Mineral Corporation (the "Options") at a strike price of $3.75 (U.S.) per Option, which Options shall be awarded for a five-year term, from the date of the grant, vesting as to one-third (1/3) of the grant on the first anniversary date of this Agreement, and as to a further one-third (1/3) on each of the next two subsequent anniversary dates, and which Options shall be subject to the terms and conditions of the applicable SMC Stock Option Agreement.

            Notwithstanding the vesting provisions provided herein, in the event of a change of control as defined in Section 5.8 hereof, all options granted under this Section 2.5 shall immediately vest, to the extent that they have not earlier vested, as of the effective date of the change of control.

                                   ARTICLE 3
                             EMPLOYEE BENEFIT PLAN

3.1         CONTRIBUTION

            The Employer agrees to contribute on or before July 10, 1998, 86,333 common shares of SMC to a custodian for the benefit of the Employee, in an arrangement intended to be an Employee Benefit Plan within the meaning of
Section 248 of the INCOME TAX ACT (Canada).

3.2         CUSTODIAN

            The parties hereto agree that the law firm of Burnet, Duckworth & Palmer, or such other mutually-acceptable party, shall act as custodian of the shares of SMC that have been contributed and transferred pursuant to Section 3.1 subject to the terms of a satisfactory Escrow Agreement.

3.3         ENTITLEMENT

            The Employee shall be entitled to receive from the custodian, as a bonus for entering into this Agreement and rendering services to the Employer in accordance with this Agreement, the shares so contributed as follows:

a. If the Employee is employed by the Employer in accordance with the terms of this Agreement throughout the period commencing July 1, 1998, and ending June 30, 1999, 50% of the shares of SMC contributed by the Employer to the custodian hereunder, which shall be delivered on July 2, 1999; and

b. If the Employee continues to be employed by the Employer in accordance with the terms of this agreement throughout the period commencing July 1, 1999, and ending June 30,

      2000, the remaining shares of SMC contributed by the Employer to the custodian hereunder which shall be delivered on July 2, 2000.

3.4         TERMINATION

            In the event the Employee terminates his employment with the Employer or in the event the Employee is terminated for cause, the Employee's right to receive shares from the Employee Benefit Plan described in this Article 3 shall not terminate, but the employee shall not receive delivery of the SMC shares contributed by the Employer to the custodian, to the extent they may not have been delivered as of the Termination date, until July 2, 2000.

3.5         CHANGE OF CONTROL

            In the event that SMC undergoes a change of control as defined in
Section 5.8 hereof, the Employee shall be entitled to the immediate receipt from the custodian of all shares of SMC held by the custodian on his behalf.

                                   ARTICLE 4
                             EMPLOYEE'S COVENANTS

4.1         SERVICE

            Except as set forth in Schedule "A" hereto and as may otherwise may be agreed to by the Employer, the Employee shall devote the whole of his time, attention and ability to the business of the Employer or to the business of any other person as authorized by the employer and shall well and faithfully serve the Employer and shall use his best efforts to promote the interests of the Employer.

4.2         DUTIES AND RESPONSIBILITIES

            The Employee shall duly and diligently perform all the duties assigned to him while in the employ of the Employer, and shall truly and faithfully account for and deliver to the Employer all money, securities and things of value belonging to the Employer which the Employee may from time to time receive for, from or on account of the Employer.

4.3         RULES AND REGULATIONS

            The Employee shall be bound by and shall faithfully observe and abide by all the rules and regulations of the Employer from time to time in force which are brought to his notice or of which he should reasonably be aware.

4.4         NON-DISCLOSURE

            The Employee shall not (either during the continuance of the employment or at any time thereafter) disclose any information relating to the private or confidential affairs of the Employer or relating to any secrets of the Employer to any person other than for the Employer s purposes and, without limiting the generality of the foregoing, the Employee shall not (either during the continuance of the employment or one year thereafter) disclose to any person other than for the Employer's purposes and shall not (either during the continuance of the employment or one year thereafter) use for his own purposes or for any purposes other than those of the Employer any such information or secrets he may acquire in relation to the business of oil and gas exploration and production.

4.5         INVENTIONS AND PATENTS

            In the event the Employee contributes to any patentable invention arising out of or in the course of his employment hereunder, any such patentable invention shall be the exclusive property of the Employer and the Employer shall have the exclusive right to file patent applications in the name of the Employer in connection therewith and the Employee shall co-operate with the Employer and provide all necessary assistance in the filing and prosecution of such patent applications.

                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT

5.1         TERMINATION BY EMPLOYER FOR CAUSE

            The Employer may terminate this Agreement at any time for cause without payment of any compensation either by way of anticipated earnings or damages of any kind.

5.2         TERMINATION BY EMPLOYEE ON NOTICE

            The Employee may terminate this Agreement upon the giving of 30 days written notice to the Employer without payment by the Employer of any compensation either by way of anticipated earnings or damages of any kind.

5.3         TERMINATION BY EMPLOYER ON NOTICE

            The Employer may terminate this Agreement by non-renewal as set out in Article 6.2 or upon the giving of sixty (60) days written notice to the Employee. Upon such termination or non-renewal of this Agreement by the
Employer:

a. Employer shall pay to the Employee the greater of: (i) the Employee's Base Salary for the sixty (60) day notice period; and (ii) the amount of remaining Base Salary not yet paid but which would have been paid to the end of the then current term of this Agreement;

b. notwithstanding Article 3 hereof, the Employee shall continue to be eligible for receipt of SMC shares, under the Employment Benefit Plan described in Article 3 hereof, subject to the following:

      i. should the termination or non-renewal occur during the first year following the Effective Date of this Agreement, all of the shares contributed thereunder shall be delivered to the Employee on the first anniversary date of this Agreement; or

      ii. should the termination or non-renewal occur on or following the first anniversary date of this Agreement, all of the shares contributed thereunder shall be immediately delivered to the Employee;

c. all other benefits of employment shall cease at the earlier of the effective date of written notice, non-renewal or the date that the Employee is last actively at work, and the Employer retains the right, at its sole discretion, to waive the requirement to have the Employee attend at work or perform any further duties for the Employer for the remaining period of the written notice or the term of this Agreement, as the case may be.

5.4         FAIR AND REASONABLE

            The parties confirm that the notice, pay in lieu of notice and settlement provisions contained in this Article are fair and reasonable and the parties agree that upon any termination of this Agreement by the Employer in compliance with Sections 5.1 or 5.3 or upon any termination of this Agreement by the Employee, the Employee shall have no action, cause of action, claim or demand against the Employer or any other person as a consequence of such termination.

5.5         RETURN OF PROPERTY

            Upon any termination of this Agreement the Employee shall at once deliver or cause to be delivered to the Employer all books, documents, effects, moneys securities or other property belonging to the Employer or for which the Employer is liable to others, which are in the possession, charge, control or custody of the Employee.

5.6         NON-SOLICITATION OF EMPLOYEES

            The Employee acknowledges and agrees that, as a senior executive of the Employer, the Employee has fiduciary obligations to the Employer which include the protection of the Employer's best interests both during and after the term of employment and this Agreement. Without limiting the generality of this duty, the Employee specifically agrees to refrain during the term of this Agreement or the term of any employment with the Employer, and in the event of termination of employment or this Agreement for any reason for period of one (1) year thereafter, from:

a.    hiring or contracting (directly or indirectly), or

b.    inducing or attempting to influence the termination of

any employee, contractor or consultant of the Employer (or its subsidiaries and/or other affiliated entities and/or its parent organization).

5.7         PROVISIONS WHICH OPERATE FOLLOWING TERMINATION

            Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of Sections 4.4, 4.5, 5.4 and 5.6 of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

5.8         DEFINITION IN "CHANGE IN CONTROL"

            For purposes of this Agreement the expression "change in control" of SMC shall mean the events specified in subparagraphs (a) and (b) shall have occurred and the change in control will be deemed to take effect on the later of the two events:

a. the direct or indirect acquisition by any person or group of associated persons acting in concert, of any aggregate of more than 40% of the outstanding voting shares including securities which on conversion to voting shares would be more than 40% of the outstanding voting shares; and

b.    within a 12 month period following the event described in sub-paragraph
      (a) any single change or series of changes in the composition of the Board of Directors of SMC resulting in a majority of the directors of SMC as of the date four months prior to the change in control under sub-paragraph
      (a) of this paragraph, ceasing to constitute a majority of the directors of SMC.

                                   ARTICLE 6
                             RENEWAL OF AGREEMENT

6.1         AUTOMATIC RENEWAL

            This Agreement shall continue for successive periods of one year's duration on the same terms and conditions of employment or on such terms and conditions of employment as are agreed upon in writing between the parties unless the Employer has given at least 60 days written notice to the Employee that this Agreement is to terminate at the end of the initial period of one year or at the end of any successive period of one year.

6.2         NON-RENEWAL

            In the event that the Employer gives written notice that this Agreement is to terminate at the end of the initial period of one year or any successive period of one year as set forth in Section 6.1 hereof, this Agreement shall expire and the employment hereunder shall terminate at the end of the initial period of one year or that successive period of one year for which it was last renewed pursuant to Section 6.1 hereof, as the case may be, and the Employee shall be entitled to those amounts payable to the Employee as if he were terminated by the Employer pursuant to Section 5.3 hereof.

                                   ARTICLE 7
                                    GENERAL

7.1         SECTIONS AND HEADINGS

            The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof , "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

7.2         NUMBER

            In this Agreement words importing the singular number only shall include the plural and VICE VERSA and words importing the masculine gender shall include the feminine and neuter genders and VICE VERSA and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and VICE VERSA.

7.3         SCHEDULES

            The following Schedule is annexed hereto and incorporated by reference and deemed to be part hereof:

      Schedule A - Outside Interests

7.4         BENEFIT OF AGREEMENT

            This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Employer respectively.

7.5         ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto and in particular, this Agreement cancels and supersedes the Prior Agreement. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

7.6         AMENDMENTS AND WAIVERS

            No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

7.7         SEVERABILITY

            If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

7.8         NOTICES

            Any demand, notice or other communication (hereinafter in this Section 7.8 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

      To the Employee:

David W. Beckwermert
96 Sunmount Road S.E.
Calgary, Alberta
T2X 2M6

      To the Employer:

            Neutrino Resources Inc.
            c/o Southern Mineral Corporation
            1201 Louisiana Street, Suite 3350
            Houston, Texas 77002-5609
            U.S.A.
            Attention:  Steve Mikel

or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the 3rd day, other than a Saturday, Sunday or statutory holiday in Alberta, following the deposit thereof in the mail. If the party giving any communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

7.9         GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

7.10        ATTORNMENT

            For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement. The Employer and the Employee each hereby attorns to the jurisdiction of the courts of the Province of Alberta provided that nothing herein contained shall prevent the Employer from proceeding at its election against the Employee in the courts of any other province or country.

7.11        COPY OF AGREEMENT

            The Employee hereby acknowledges receipt of a copy of this Agreement duly signed by the Employer.

            IN WITNESS WHEREOF the parties have executed this Agreement.


SIGNED, SEALED AND DELIVERED in      )
the presence of:                     )
                                     )
                                     )
-------------------------------      )   -----------------------------
Witness                              )   DAVID W. BECKWERMERT

                                         NEUTRINO RESOURCES INC.


                                         Per:__________________________


                                         Per:__________________________

                                 SCHEDULE "A"

                               OUTSIDE INTERESTS

      Director of Standworks Inc., a company that specializes in self-help and personal development.

      Ownership of minor oil and gas producing properties.